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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statements of East West Bancorp, Inc. on Forms S-8 (Nos. 333-88527, 333-88529 and 333-56468) and on Forms S-3 (Nos. 333-96193, 333-46718 and 333-54538), of our report dated February 8, 2002, (February 21, 2002 as to Note 14) appearing in this Annual Report on Form 10-K of East West Bancorp, Inc. for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Los Angeles, California
March 28, 2002

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INDEPENDENT AUDITORS' CONSENT